UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-53200 (Commission File Number)	56-2466617 (IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 15, 2010, CB Richard Ellis Realty Trust (the “Company”), held its 2010 Annual Meeting of Shareholders. Shareholders holding 62,817,204 common shares of beneficial interest, par value $0.01 (the “Common Shares”) (being the only class of shares entitled to vote at the meeting), or 51.09%, of the Company’s 122,948,680 outstanding Common Shares as of the record date for the meeting, attended the meeting or were represented by proxy. The Company’s shareholders voted on two matters presented at the meeting, each of which is discussed in more detail in our Proxy Statement on Schedule 14-A filed on April 20, 2010 and which received the requisite number of votes to pass. The matters submitted for a vote and the related results of the shareholders’ votes were as follows:

Proposal No. 1: Election of Trustees

Election of five trustees to terms expiring in 2011. A majority of the votes cast was required for the election of the trustees.

TRUSTEE	FOR	WITHHELD	BROKER NON-VOTES
Jack A. Cuneo	62,075,612.664	741,591.048	0
Charles E. Black	62,070,154.969	747,048.742	0
Martin A. Reid	62,089,331.784	727,871.928	0
James M. Orphanides	62,074,139.006	743,064.706	0
Peter E. DiCorpo	62,051,728.639	765,475.073	0

Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm

Approval to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. A majority of the votes cast was required for approval.

	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Total Common Shares	61,457,510.129	292,172.955	1,067,520.628	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

June 16, 2010	By:	/S/ JACK A. CUNEO
		Name:	Jack A. Cuneo
		Title:	President and Chief Executive Officer